SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 25, 2004
(Date of Earliest Event Reported)

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ChromaVision Medical Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation or Organization)	Commission File: 000-22677	75-2649072 (I.R.S. Employer Identification No.)

33171 Paseo Cerveza San Juan Capistrano, California (Address of Principal Executive Offices)		92675 (Zip Code)

(949) 443-3355

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.
ITEM 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

ITEM 5. Other Events.

     ChromaVision Medical Systems, Inc. (“ChromaVision”) has entered into a securities purchase agreement with a limited number of accredited investors pursuant to which ChromaVision has agreed to issue approximately 10,500,000 shares of common stock, together with warrants to purchase an additional 1,575,000 shares of common stock, for an aggregate purchase price of $21,000,000. The exercise price of the warrants is $2.75 per share, and the warrants will have a four-year term from the date of issuance. The financing has been approved by ChromaVision’s board of directors and by its majority stockholders, which are subsidiaries of Safeguard Scientifics, Inc. The securities associated with the financing are being issued to a limited number of accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, and may not be resold unless there is either an effective registration statement under the Act or a valid exemption from the registration requirements of the Act.

     Under NASD Marketplace Rule 4350(i)(1)(D)(ii), stockholder approval is required for issuances of securities in an amount greater than 20% of ChromaVision’s outstanding common stock for a purchase price of less than the greater of book or market value. Although the Company has obtained stockholder approval for the transaction, under Rule 14c under the Securities and Exchange Act of 1934, this approval will become effective 21 days after ChromaVision mails an information statement to its stockholders disclosing that it has obtained stockholder approval for the private placement. In order to comply with Rule 4350(i)(1)(D)(ii), the private placement will be completed in two closings. In the first closing, ChromaVision will issue 4,200,000 shares of common stock and warrants to purchase 630,000 shares of common stock for a purchase price of $8,400,000. The first closing does not require stockholder approval and is expected to occur on or about March 31, 2004, subject to satisfaction of certain closing conditions. Under the terms of the purchase agreement, the second closing will occur promptly following the effective date of the stockholder approval for the private placement, which is expected to be no earlier than April 27, 2004. At the second closing, ChromaVision will issue the remaining 6,300,000 shares of common stock and warrants to purchase 945,000 shares of common stock for a purchase price of $10,600,000. ChromaVision has agreed to file a registration statement covering resales of the securities acquired by the purchasers in the private placement. Safeguard is purchasing an aggregate of $7,500,000 of the securities in the new financing and will continue to own a majority of ChromaVision’s common stock following completion of the private placement.

ITEM 7. Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Press Release dated March 26, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChromaVision Medical Systems, Inc.

Date: March 26, 2004	By:	/s/ Stephen T.D. Dixon

Name: Stephen T.D. Dixon Title: Executive Vice President and Chief Financial Officer